Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report, dated March 16, 2005, relating to the consolidated financial statements of First Capital Bancorp, Inc. and subsidiaries for the two years ended December 31, 2004 included in this Annual Report on Form 10-KSB and incorporated by reference in the previously filed Registration Statements of First Capital Bancorp, Inc. (formerly CNB Holdings, Inc.) on Forms S-8 (File Numbers 333-108683 and 333-108684).

Atlanta, Georgia                     /S/ MAULDIN & JENKINS, LLC
April 14, 2005